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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Ultimate Electronics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement

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Ultimate Electronics, Inc.
321 West 84th Avenue, Suite A
Thornton, Colorado 80260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 23, 2004

TO THE STOCKHOLDERS OF ULTIMATE ELECTRONICS, INC.:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Ultimate Electronics, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 23, 2004, at 9:00 a.m., Mountain Daylight Time, at the Company's corporate office, 321 West 84thAvenue, Suite A, Thornton, Colorado. At the Annual Meeting, stockholders will be asked to consider and vote upon:

  1.
  The election of three persons to serve as Class I directors of the Company to hold office until their terms expire in 2007, their respective successors are elected, or they resign;

  2.
  The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; and

  3.
  Any other business as may properly come before the meeting or any postponements or adjournments thereof.

        This Notice, the accompanying Proxy Statement, and proxy card are first being sent to stockholders of the Company on or about May 24, 2004.

By order of the Board of Directors,

Alan E. Kessock, Secretary

Thornton, Colorado
May 22, 2004

To assure your representation at the Annual Meeting, please sign, date, and return your proxy card in the enclosed envelope, whether or not you expect to attend in person. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person.

Ultimate Electronics, Inc.
321 West 84th Avenue, Suite A
Thornton, Colorado 80260

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JUNE 23, 2004

GENERAL INFORMATION

        This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Ultimate Electronics, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the 2004 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, June 23, 2004, at 9:00 a.m., Mountain Daylight Time, at the Company's corporate office, 321 West 84th Avenue, Suite A, Thornton, Colorado, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on or about May 24, 2004.

Purposes of the Annual Meeting

        At the Annual Meeting, holders of record of the Common Stock will be asked to consider and vote upon the following matters:

  1.
  The election of three persons to serve as Class I directors of the Company to hold office until their terms expire in 2007, their respective successors are elected, or they resign;

  2.
  The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the current year; and

  3.
  Any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Record Date; Quorum; Vote Required

        The Board has fixed the close of business on May 7, 2004 (the "Record Date) as the Record Date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 14,826,970 shares of Common Stock were issued, outstanding and entitled to vote. The presence, either in person or by properly executed proxy, of the holders of not less than one-third of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each proposal that may properly come before the Annual Meeting. Directors are elected by a plurality of the votes of the shares of Common Stock entitled to vote on the election and present, in person or by properly executed proxy, at the Annual Meeting. There is no cumulative voting in the election of directors. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting is required for the ratification of the appointment of the independent auditors.

Proxies

        All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted: (i) FOR the approval of the election of the three nominees as Class I directors of the Company; (ii) FOR the ratification of the appointment of Ernst & Young LLP; and (iii) in such proxies' discretion, upon any other business as may properly come before the meeting or any postponements or adjustments thereof.

        Withheld votes for Proposal One will be counted as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast. Consequently, a withheld vote is a vote against any director for which the vote is withheld.

        Withheld votes and abstentions for Proposal Two will be counted as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast. Consequently, abstentions and withheld votes will each have the same effect as a vote against Proposal Two.

        Broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has transmitted the proxy materials to the beneficial owner and votes on certain routine, uncontested proposals without instructions from the beneficial owner on one proposal, but does not vote on other proposals because the nominee does not have discretionary voting power with respect to non-routine proposals and has not received instructions from the beneficial owner. With respect to Proposal Two, broker non-votes will not be counted in tabulating the vote because they are not considered entitled to vote on this proposal, and, therefore, will have no effect on the outcome.

        Any proxy may be revoked at any time before it is voted by (i) written notice to the Secretary of the Company, (ii) receipt of a proxy properly signed and dated subsequent to an earlier proxy, or (iii) request in person at the Annual Meeting. If not revoked, the shares of Common Stock represented by a properly executed proxy will be voted according to the proxy, and if no instructions are indicated, such proxies will be voted: (i) FOR the approval of the election of the three nominees as Class I directors of the Company; (ii) FOR the ratification of the appointment of Ernst & Young LLP; and (iii) in such proxies' discretion, upon any other business as may properly come before the meeting or any postponements or adjustments thereof.

        The Board is soliciting the enclosed proxy on behalf of the Company. The cost of the solicitation is being borne by the Company. In addition to solicitation by mail, the officers, directors, and employees of the Company may solicit proxies in person or by telephone, electronic mail, or facsimile transmission. No compensation will be paid for such solicitation of proxies. The Company may also request banks and brokers to solicit their customers who have a beneficial ownership interest in the Common Stock registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses. In addition, the Company will also bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement, the proxy card, and any additional information furnished to the Company's stockholders.

        The Company's Annual Report to Stockholders containing the Company's financial statements for the fiscal year ended January 31, 2004 is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy materials.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board has nominated for election at the Annual Meeting Robert W. Beale, Alan E. Kessock, and John Douglas Morton to serve as Class I directors of the Company until their terms expire in 2007, their respective successors are elected, or they resign. Messrs. Beale, Kessock, and Morton have each consented to being named as a nominee. Each of the nominees is currently a director of the Company. Biographical information regarding each nominee is set forth below. Directors are elected by a plurality of the votes of the shares entitled to vote in the election and present, in person or by properly executed proxy, at the Annual Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE THREE NOMINEES TO SERVE AS CLASS I DIRECTORS

        It is anticipated that proxies will be voted FOR the nominees and the Board has no reason to believe that any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies will vote for the election of such substitute or additional nominees as the Board may propose.

Nominees and Members of the Board

        The Board is divided into three classes, each class consisting as nearly as possible of one-third of the total number of directors. Directors hold office for staggered terms of three years or until their successors have been duly elected and qualified, or they resign. Directors in one of the three classes are elected each year at the annual meeting of stockholders to succeed the directors whose terms are expiring. The Class I directors who are standing for re-election at the 2004 Annual Meeting are: Robert W. Beale, Alan E. Kessock, and John Douglas Morton. The Class II directors, whose terms expire at the 2005 Annual Meeting, are David J. Workman, Randall F. Bellows, and Larry D. Strutton. The Class III directors, whose terms expire at the 2006 Annual Meeting, are William J. Pearse and Clarence D. Hein. The Board appointed Mr. Morton to a newly created directorship on September 5, 2003, in accordance with Delaware law, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and to comply with the Nasdaq Stock Market ("Nasdaq") listing standards' requirement for a majority of independent directors. Vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the full term of the new directorship or of the remainder of the term of the class of directors in which the vacancy occurred.

Directors and Executive Officers

        The Company's directors and executive officers are as follows:

Name	Age	Position	Served as Officer or Director Since	Class/Year in Which Term Expires
William J. Pearse	62	Chairman of the Board, Founder, and Director	1968	Class III/2006
David J. Workman	47	President, Chief Executive Officer, and Director	1985	Class II/2005
Alan E. Kessock	44	Senior Vice President—Finance, Chief Financial Officer, Secretary, Treasurer, and Director	1988	Class I/2004
Neal A. Bobrick	43	Senior Vice President—Sales	1992	Not applicable
William J. Pearse, III	36	Senior Vice President—Marketing and Merchandising	2000	Not applicable
Gerard P. Demple	45	Senior Vice President—Services	1999	Not applicable
Robert W. Beale	67	Director	1993	Class I/2004
Randall F. Bellows	75	Director	1995	Class II/2005
Clarence D. Hein	64	Director	2002	Class III/2006
John Douglas Morton	53	Director	2003	Class I/2004
Larry D. Strutton	63	Director	2001	Class II/2005

        All executive officers hold office at the discretion of the Board.

Biographical Information

        William J. Pearse.    Mr. Pearse is Chairman of the Board (which is an officer position as well as a Board position) and has been an officer and director of the Company since he founded Ultimate Electronics with his wife, Barbara, in 1968. From 1968 to 1992, Mr. Pearse was our President and Chief Executive Officer, and from 1992 to 1997, he served as our Chief Executive Officer. Mr. Pearse is a founding member and former president of the Progressive Retailers' Organization.

        David J. Workman.    Mr. Workman was promoted to President and Chief Executive Officer of the Company effective January 1, 2004. He has been a director since April 1993. He was promoted to Executive Vice President and General Manager in 1991 and then to President and Chief Operating Officer in 1992. From 1985 until 1991, Mr. Workman worked with the Company as Vice President of Sales and Store Operations. He joined the Company in 1979 as a sales associate and was promoted to store manager in 1982. Mr. Workman was part owner of Dakota Sight and Sound from 1976 until 1979.

        Alan E. Kessock.    Mr. Kessock is the Company's Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer, and a director. Mr. Kessock has been the Company's Senior Vice President of Finance since August 1999; its Chief Financial Officer since 1988; and Secretary, Treasurer, and a director since 1993. Mr. Kessock was the Company's Vice President of Finance and Administration from 1988 to 1999, and joined the Company in 1985 as Controller. From 1981 through 1985, Mr. Kessock worked two years with the accounting firm of KPMG Peat Marwick and two years with American Home Video Corporation.

        Neal A. Bobrick.    Mr. Bobrick is the Company's Senior Vice President of Sales. He was Vice President of Sales and Store Operations from 1992 to 1999. Mr. Bobrick joined the Company in 1981 as a sales associate and was promoted to store manager in 1984. He was made Director of Sales in 1989. Mr. Bobrick has worked in the consumer electronics industry since 1979.

        William J. Pearse, III.    Mr. Pearse was promoted to Senior Vice President of Marketing and Merchandising of the Company in January 2004. He served as Vice President of Marketing from 2000 to 2004, and Director of Marketing from 1996 to 2000. He joined the Company in April 1993 as a sales associate and was promoted to Store Manager in September 1994. Mr. Pearse, III has worked in the consumer electronics industry since 1990.

        Gerard P. Demple.    Mr. Demple was promoted to Senior Vice President of Services in 2004. He served as Vice President of Installation Services from 1999 to 2004 and Director of Installation from 1993 to 1999. From 1988 to 1993 Mr. Demple served as General Installation Manager. He joined the Company in 1978 as a sales associate and was promoted to Repair Manager in 1980, Installation Manager in 1983, and Regional Installation Manager in 1985.

        Robert W. Beale.    Mr. Beale has been a director of the Company since April 1993 and is the President of Beale International, Inc., a management consulting firm specializing in mid-sized businesses. Mr. Beale was formerly the Chief Executive Officer and founder of Management Design Associates, a national management consulting firm. He was also an employee of IBM in the marketing division, and a consultant on staff at Deloitte & Touche.

        Randall F. Bellows.    Mr. Bellows has been a director of the Company since January 1995. Mr. Bellows was a co-founder of Cobe Laboratories, Inc. in 1965. He served as an Executive Vice President of Cobe Laboratories from 1965 until its acquisition by Gambro A.B. in 1990 and as a director until 1995. Since 1992, Mr. Bellows has also served as a director of Scimed Life Systems, Inc, which was acquired by Boston Scientific Corp. in February 1996. Mr. Bellows served as a director of Boston Scientific Corp. from 1996 until May 1999.

        Clarence D. Hein.    Mr. Hein became a director of the Company in November 2002. Mr. Hein founded HEIN + ASSOCIATES LLP, a Southwest regional accounting and consulting firm with offices in Denver, Houston, Dallas, Southern California and Phoenix, in 1977 and has served as Vice Chairman since 2003 and Managing Partner from 1977 until 2003. Prior to starting HEIN + ASSOCIATES LLP, Mr. Hein was with Touche Ross & Co. for over 15 years. During that time, he was Partner-in-Charge of the firm's Denver, Houston, Corpus Christi, Austin, and San Antonio offices. Mr. Hein was a member of the Executive Committee of Moores Rowland International, the ninth largest accounting association in the world, from 1988 until 1994. Mr. Hein served as a member of the Executive Committee of the American Institute of Certified Public Accountants Securities and Exchange Commission Practice Section from October 1984 to 1993.

        John Douglas Morton.    Mr. Morton became a director of the Company in September 2003. Mr. Morton is Vice Chairman and Chief Executive Officer of The Sports Authority, Inc. From May 1995 until the merger between Gart Sports Company and The Sports Authority, Mr. Morton served as Gart Sports' President, Chairman, and Chief Executive Officer. From 1994 to May 1995, Mr. Morton served as Gart Sports' Executive Vice President, and from 1990 to 1994, Mr. Morton served as Vice President of Operations. Mr. Morton joined Gart Sports in 1986 as a Division Manager of Gart Sports' Utah region and in 1988, was promoted to Division Vice President of the Utah region. Prior to joining Gart Sports, he served as district manager for Malone and Hyde's sporting goods division. Mr. Morton has worked for over 30 years in the sporting goods retail industry.

        Larry D. Strutton.    Mr. Strutton has been a director of the Company since March 2001. Mr. Strutton was the Publisher and Chief Executive Officer of the Rocky Mountain News from 1990 until his retirement in 2001. He also served as President of the Rocky Mountain News from 1990 to 1997. Prior to joining the Rocky Mountain News in 1990, Mr. Strutton held various executive positions with the Baltimore Sun, Times-Mirror and Detroit Free Press.

Independence of the Board of Directors

        As required under the Nasdaq listing standards, a majority of the members of the Board must qualify as "independent," as affirmatively determined by the Board. After review of all relevant transactions or relationships between each director, or any of his family members, and the Company, senior management, and the Company's independent auditor, the Board has affirmatively determined that each of Messrs. Beale, Bellows, Hein, Morton, and Strutton are independent directors within the meaning of Rule 4200(a)(15) of the applicable Nasdaq listing standards.

Board of Director Committees and Meetings

        The Board held eight meetings during the fiscal year ended January 31, 2004, including one action by written consent. The independent directors held one meeting in fiscal 2004. Each of the directors attended at least 75% of the board meetings held during the fiscal year and at least 75% of the meetings of each committee on which he served. During fiscal 2004, the Board had an Audit Committee and a Compensation Committee. Effective at the Board meeting held on March 23, 2004, the Board expanded the responsibilities of the Compensation Committee to include responsibilities related to nominating directors and renamed it the Compensation and Nominating Committee (hereinafter referred to as the "Compensation and Nominating Committee").

        Audit Committee.    The Audit Committee held eleven meetings during the fiscal year ended January 31, 2004, including one action by written consent. From February 1, 2003 through December 31, 2003, the Audit Committee was comprised of the following three independent non-employee directors: Messrs. Beale, Hein, and Strutton. Mr. Beale resigned from the Audit Committee on December 31, 2003, and was replaced by another independent non-employee director: Mr. Bellows. The Board has adopted a Charter of the Audit Committee of the Board (the "Audit Committee Charter"), which, among other responsibilities, requires that the Audit Committee review the Company's financial reporting process, its system of internal controls, its audit process, and its process for monitoring compliance with applicable law. The Audit Committee also is responsible for the engagement of, and evaluates the performance of, the Company's independent accountants. The Board has determined that all of the members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the Nasdaq listing standards. In addition, the Board has determined that each of Messrs. Hein and Strutton is an audit committee financial expert as defined in the applicable rules of the Securities and Exchange Commission (the "SEC"). The Audit Committee Charter is included in this Proxy Statement as Appendix A and is available free of charge on our Internet web site at www.ultimateelectronics.com under the heading "Corporate Governance" within our "Investor Relations" section, or by writing to Ultimate Electronics, Inc. c/o Corporate Secretary, 321 W. 84th Avenue, Suite A, Thornton, Colorado 80260.

        Compensation and Nominating Committee.    The Compensation and Nominating Committee held three meetings during the fiscal year ended January 31, 2004. From February 1, 2003 through December 31, 2003, the Compensation and Nominating Committee was comprised of the following three independent non-employee directors: Messrs. Beale, Bellows, and Strutton. Mr. Beale resigned from the Compensation and Nominating Committee on December 31, 2003, and the Board did not replace Mr. Beale. The Compensation and Nominating Committee administers and grants awards under the Amended and Restated 2000 Equity Incentive Plan to executive officers. It also determines the annual compensation for senior management. Effective at the Board meeting held on March 23, 2004, the Board expanded the responsibilities of the committee to include responsibilities related to nominating directors. The Board has adopted a Charter of the Compensation and Nominating

Committee of the Board (the "Compensation and Nominating Committee Charter"), which, among other responsibilities, provides that the Compensation and Nominating Committee shall: (i) administer and grant awards under the Amended and Restated 2000 Equity Incentive Plan to executive officers; (ii) determine the annual compensation for senior management; and (iii) interview, evaluate, nominate, and recommend individuals for membership on the Board and committees of the Board. The Board has determined that all of the members of the Compensation and Nominating Committee are independent, as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation and Nominating Committee Charter is available free of charge on our Internet web site at www.ultimateelectronics.com under the heading "Corporate Governance" within our "Investor Relations" section, or by writing to Ultimate Electronics, Inc. c/o Corporate Secretary, 321 W. 84th Avenue, Suite A, Thornton, Colorado 80260.

        The Compensation and Nominating Committee believes that candidates for membership on the Company's Board should possess certain minimum qualifications, including experience, specialized skills, and the ability to act in the best interests of the Company's stockholders, however, the Compensation and Nominating Committee retains the right to modify these factors from time to time. The Compensation and Nominating Committee shall determine each proposed nominee's qualifications, including those nominees recommended by the Company's stockholders, for service on the Board and conduct appropriate inquiries into the backgrounds and qualifications of such nominees. In addition, the Compensation and Nominating Committee shall evaluate the performance of each incumbent director before recommending to the Board his or her nomination for an additional term as director.

        Pursuant to the Company's Bylaws, the Compensation and Nominating Committee shall consider director candidates recommended by the Company's stockholders entitled to vote in the election of directors generally. The Compensation and Nominating Committee shall consider a nominee recommended by a Company's stockholder only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company no later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Compensation and Nominating Committee and/or the presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Compensation and Nominating Committee Interlocks and Insider Participation in Compensation Decisions

        No member of the Compensation and Nominating Committee was, during the last fiscal year, an officer or employee of Ultimate Electronics, or was formerly an officer of Ultimate Electronics, or had a disclosable relationship with the Company, pursuant to Item 404 of the SEC Regulation S-K.

Stockholder Communications with the Board of Directors

        Stockholders may communicate with the full Board, any individual directors, including the Chairman of the Audit Committee or the Chairman of the Compensation and Nominating Committee, or the non-management directors as a group, by sending such written communication to the following address:

  Corporate Secretary
  Ultimate Electronics, Inc.
  321 West 84th Avenue, Suite A
  Thornton, Colorado 80260

Any written communications received by the Corporate Secretary will be forwarded to the appropriate directors.

Board of Director Attendance at Annual Meetings

        The Company has a policy that all Board members attend the Company's Annual Meeting of Stockholders. All of the members of the Board were in attendance at the Company's 2003 Annual Meeting.

Compensation of Directors

        The Company has adopted compensation and incentive benefit plans to enhance its ability to continue to attract, retain and motivate qualified persons to serve as non-employee directors. During fiscal 2004, the Company paid its non-employee directors $8,000 per year and reimbursed each non-employee director for reasonable expenses incurred in attending board meetings. In addition, each member of the Audit Committee received an annual retainer of $4,000, and the Chairperson of the Audit Committee received an additional annual retainer of $12,000. Also in fiscal 2004, each member of the Compensation and Nominating Committee received an annual retainer of $1,000, and the chairperson of the Compensation and Nominating Committee received an additional annual retainer of $500. On February 1, 2003, each non-employee director received an annual automatic grant of a non-statutory stock option ("NSO") to purchase 4,000 shares of Common Stock for his Board service.

        Effective for fiscal 2005, the Company will pay each non-employee director an annual retainer of $22,500 per year and reimburse each non-employee director for reasonable expenses incurred in attending board meetings. In addition, each member of the Audit Committee will receive an annual retainer of $8,000, and the Chairperson of the Audit Committee will receive an additional annual retainer of $15,000. Each member of the Compensation and Nominating Committee will receive an annual retainer of $2,000, and the Chairperson of the Compensation and Nominating Committee will receive an additional annual retainer of $2,000. On February 1, 2004, each non-employee director received an automatic grant of an NSO to purchase 4,000 shares of Common Stock for Board service. NSO's issued to non-employee directors under the Amended and Restated 2000 Equity Incentive Plan vest in their entirety and become exercisable one year from the date of grant and have an exercise price equal to the fair market value on the date of grant.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and persons who beneficially own greater than ten percent of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the SEC. Directors, officers, and stockholders who beneficially own greater than ten percent are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed.

        Based solely upon its review of copies of the Forms 3, 4, and 5 filed with the SEC and amendments thereto submitted to the Company during the most recent fiscal year, and upon written representations from its directors and officers, the Company has determined that no person failed to file such forms on a timely basis with the SEC, as required by Section 16(a), during the most recent fiscal year or for prior fiscal years.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Company to each person serving as the Company's chief executive officer and its four most highly compensated executive officers, other than its chief executive officer, whose salary and bonus exceeded $100,000 for services rendered for the fiscal years ended January 31, 2004, 2003, and 2002.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
William J. Pearse Chairman of the Board	2004 2003 2002	254,000 275,000 275,000		— 10,000 —	46,000 5,000 5,000	— — 56,000	(2)
David J. Workman President and Chief Executive Officer	2004 2003 2002	440,000 375,000 350,000	(3) (3)	— 10,000 —	73,700 43,000 15,000	— — —
Alan E. Kessock Senior Vice President—Finance, Chief Financial Officer, Treasurer, and Secretary	2004 2003 2002	243,000 213,000 205,000		— 10,000 —	37,000 8,500 10,000	— — —
Neal A. Bobrick Senior Vice President—Sales	2004 2003 2002	243,000 213,000 205,000		— 10,000 —	37,000 8,500 10,000	— — —
William J. Pearse, III Senior Vice President—Marketing and Advertising	2004 2003 2002	163,000 145,000 135,000		— 7,500 46,000	18,800 5,000 5,000	— — —
J. Edward McEntire(4) Former Chief Executive Officer	2004 2003 2002	383,000 350,000 350,000		— 10,000 —	78,200 13,000 15,000	425,000 — —	(5)

(1)
Effective April 6, 2003, the Nominating and Compensation Committee decreased the salary of William J. Pearse to $250,000 and increased the salaries of David J. Workman, Alan E. Kessock, Neal A. Bobrick, William J. Pearse, III, and J. Edward McEntire to $400,000, $250,000, $250,000, $170,000, and $425,000, respectively.

(2)
Amounts represent premiums paid by the Company on a split-dollar life insurance policy, which policy was terminated in September 2002.

(3)
Amount includes $50,000 in fiscal 2004 and $25,000 in fiscal 2003 earned by Mr. Workman for services rendered as the principal spokesman in the Company's television, radio, and print advertisements pursuant to his endorsement agreement described on page 12. This payment was not acted on by the Compensation and Nominating Committee, as it was not made for services rendered by Mr. Workman in his capacity as an executive officer. This payment is therefore not included in the compensation data set forth in the section of this Proxy Statement entitled "Board Compensation and Nominating Committee Report on Executive Compensation," which begins on page 13.

(4)
Mr. McEntire resigned as the Company's Chief Executive Officer effective December 31, 2003.

(5)
Amounts represent severance payments payable to Mr. McEntire, pursuant to his severance agreement described on page 12.

Share Option Grants

        The following table contains further information concerning the option grants made to each person serving as the Company's chief executive officer and its four other most highly compensated executives during the fiscal year ended January 31, 2004.

        Amounts shown as potential realizable values are based on compounded annual rates of share price appreciation of five and ten percent over the ten-year or five-year term of the options, as mandated by rules of the SEC, and are not indicative of expected share price performance. Actual gains, if any, on stock option exercises are dependent on future performance of the overall market, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

Option Grants in the Last Fiscal Year

Individualized Grants
Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
% of Total Options Granted to Employees in Fiscal Year (%)
Number of Securities Underlying Options Granted (#)
Name			Exercise or Base Price ($/share)	Expiration Date
					5%	10%
William J. Pearse	2,228 6,772 25,827 11,173	.36 1.08 4.13 1.79	8.60 9.46 9.13 10.04	2/14/2013 2/14/2008 5/16/2013 5/16/2008	12,050 30,802 148,294 53,986	30,537 86,994 375,805 152,409
David J. Workman	16,000 57,700	2.56 9.22	8.60 9.13	2/14/2013 5/16/2013	86,536 331,302	219,299 839,585
Alan E. Kessock	10,500 26,500	1.68 4.23	8.60 9.13	2/14/2013 5/16/2013	56,789 152,158	143,915 385,598
Neal A. Bobrick	10,500 26,500	1.68 4.23	8.60 9.13	2/14/2013 5/16/2013	56,789 152,158	143,915 385,598
William J. Pearse, III	895 4,105 4,897 8,903	..14 ..66 ..78 1.42	8.60 9.46 9.13 10.04	2/14/2013 2/14/2008 5/16/2013 5/16/2008	4,841 18,672 28,118 43,018	12,267 52,734 71,256 121,445
J. Edward McEntire	16,000 62,200	2.56 9.94	8.60 9.13	2/14/2013 5/16/2013	86,536 357,140	219,299 905,064

Option Exercises and Holdings

        The following table sets forth information concerning option exercises by the named executive officers during the fiscal year ended January 31, 2004 and outstanding options held by the named executive officers as of January 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable(1)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/Unexercisable(1)(2)
William J. Pearse	0	N/A	11,334 / 44,666		0 / 0
David J. Workman	0	N/A	48,998 / 82,702		0 / 0
Alan E. Kessock	0	N/A	51,142 / 36,333		121,616 / 0
Neal A. Bobrick	6,000	53,370	12,999 / 31,417		12,924 / 0
William J. Pearse, III	0	N/A	16,902 / 19,398		0 / 0
J. Edward McEntire	0	N/A	160,665 / 0	(3)	407,491 / 0	(3)

(1)
If an executive optionee is terminated for cause (defined as the gross violation, as determined by the Board, of our policies and procedures) or violates the noncompete or nonsolicit provisions of his employment or option agreements, the Company has the right to repurchase from the executive optionee any shares acquired by him upon exercise of options during the preceding twelve months at the exercise price. Additionally, the Company may require that the executive optionee return to the Company any profits realized during the preceding twelve months on the sale of shares acquired by him upon exercise of options.

(2)
Based on the difference between the option exercise prices (ranging from $3.00 to $31.00) and the closing sale price of the Common Stock at January 31, 2004 of $7.16 per share.

(3)
Mr. McEntire resigned as the Company's Chief Executive Officer effective December 31, 2003. Options not vested at the time of Mr. McEntire's resignation expired on December 31, 2003.

        Employment Agreements with Named Executives.    In early fiscal 2005, the Company entered into an executive employment agreement (each an "Employment Agreement") with each of David J. Workman, Alan E. Kessock, Neal A. Bobrick, and William J. Pearse, III (each an "Executive") that establishes the terms of such named executive officer's employment with the Company. Each Employment Agreement has a term of two years and automatically renews for successive one-year periods unless either party terminates. In consideration for entering into the Employment Agreement, Messrs. Workman, Kessock, Bobrick, and Pearse III received an option to purchase 89,200 shares, 39,200 shares, 39,200 shares and 28,500 shares, respectively. The Employment Agreements replace and supercede the Change of Control Agreements the Company had in place with Messrs. Workman, Kessock, and Bobrick. The Change of Control Agreement between the Company and William J. Pearse, Chairman, was terminated in consideration for an option to purchase 28,500 shares of Common Stock. The Company does not have an employment agreement with Mr. Pearse.

        Pursuant to their Employment Agreements, Messrs. Workman, Kessock, Bobrick, and Pearse III received an initial annual salary of $400,000, $250,000, $250,000, and $170,000, respectively, increasing effective April 1, 2004 to $500,000, $260,000, $260,000, and $190,000, respectively.

        During his employment and for one year following termination of his employment, each Executive agrees not to engage in any competitive business in any capacity.

        If the Company terminates the Executive's employment for death or disability, as defined in the Employment Agreement, the Executive, or the Executive's estate or beneficiary, as the case may be, will receive severance payments in an amount equal to Executive's base salary for six months following termination. If the Executive's employment is terminated by the Company without cause, or by the Executive for a material breach of the Employment Agreement by the Company, the Executive will receive severance payments in an amount equal to Executive's base salary for twelve months following termination. If the Company terminates the Executive employment upon a change of control, as defined in the Employment Agreement, or if the Executive terminates his employment following a change of control for "good reason," as defined in the Employment Agreement, the Executive will receive severance payments in an amount equal to the Executive's base salary for twenty-four months following termination.

        Following termination of his employment, if such Executive breaches the noncompete, nonsolicit, or certain other provisions of his Employment Agreement, such Executive must pay back all severance payments received to date, if any. In addition, the Company shall have the right to repurchase any or all shares of Common Stock such Executive purchased upon the exercise of options within the twelve month period immediately preceding the breach at the exercise price of the option. If the Executive no longer holds such shares of Common Stock purchased on exercise of such options, the Executive must pay to the Company an amount equal to the gross profits that the Executive received on the sales of such shares, calculated as set forth in the Employment Agreement.

        Endorsement Agreement.    The Company entered into an Exclusive Endorsement Agreement, effective September 1, 2002, with David J. Workman, its President and Chief Executive Officer, for the promotional services of Mr. Workman as the principal spokesman in the Company's television, radio, and print advertisements. The endorsement agreement is automatically extended on February 1 of each year for a one-year period unless terminated by either the Company or Mr. Workman. The Company may terminate the endorsement agreement (i) immediately if Mr. Workman's employment is terminated or (ii) upon 60-day's notice to Mr. Workman. Mr. Workman may terminate upon 60-day's notice to the Company if the Company breaches the endorsement agreement and fails to cure such breach during the 60-day period. Mr. Workman has agreed that during the term of the agreement and for a period of five years after termination or expiration of the agreement, he will not represent or endorse any other commercial or retail establishment in the United States. Mr. Workman receives annual compensation of: (i) $50,000 for doing television, radio, and print advertisements; (ii) $20,000 for doing radio and print advertisements; or (iii) $10,000 for print advertisement only. The Company owns all intellectual property rights in the endorsement materials.

        Severance Agreement.    On January 8, 2004, the Company entered into a Confidential Severance Agreement and Release (the "Severance Agreement") with J. Edward McEntire pursuant to which Mr. McEntire voluntarily resigned from his employment with the Company effective December 31, 2003, (the "Resignation Date"). The Severance Agreement provides that Mr. McEntire will receive one year's base salary (the "Severance Payments") and one year of the portion of the premiums of Mr. McEntire's group health insurance, including coverage for Mr. McEntire's eligible dependents, that the Company paid immediately prior to Mr. McEntire's resignation (the "COBRA Payments"). Pursuant to the Severance Agreement, Mr. McEntire has agreed not to engage in any competitive business in any capacity and not to solicit any of the Company's employee for two years from the Resignation Date. The Severance Agreement includes customary confidentiality provisions. In the event Mr. McEntire breaches the Severance Agreement, Mr. McEntire must pay back to the Company all Severance Payments and COBRA Payments received by or made on behalf of Mr. McEntire through the date of breach and he will forfeit any future payments.

Board Compensation and Nominating Committee Report on Executive Compensation

        During fiscal 2004, the Compensation and Nominating Committee of the Board administered the Company's executive compensation program. From February 1, 2003 to December 31, 2003, the Compensation and Nominating Committee was comprised of three independent non-employee directors. Effective January 1, 2004, the Compensation and Nominating Committee was comprised of two independent non-employee directors. The Compensation and Nominating Committee recommended the compensation of all executive officers of the Company to the Board. In reviewing the compensation of individual executive officers, other than the chief executive officer, the Compensation and Nominating Committee took under consideration the recommendations of the chief executive officer, published compensation surveys, and current market conditions.

        Compensation Programs.    The Company's compensation programs are aimed at enabling it to attract and retain the best possible executive talent and rewarding those executives commensurate with their ability and performance. The Company's compensation programs consist primarily of base salary, a bonus plan, and an employee stock option plan.

        Base salary.    The Compensation and Nominating Committee exercised its discretion in making salary decisions, taking into consideration the levels of base compensation paid to executive officers by other companies in the retail industry as determined from published compensation surveys. Individual salaries for fiscal 2004 were determined by considering: (i) the officer's performance as measured against objectives set for such officer for the year; and (ii) the Company's base compensation paid to such executive officer as compared to the levels of base compensation paid to executive officers in a similar position by other companies in the retail industry.

        Bonus Plan.    The purpose of the Company's bonus plan is to provide compensation that is at-risk on an annual basis and is contingent on (i) the achievement of certain business objectives and (ii) efforts expended on behalf of the Company. Under the Company's bonus plan, executive officers may be awarded bonuses from an annual bonus pool, quarterly performance bonuses and discretionary bonuses determined by the Board or the Compensation and Nominating Committee. The parameters under the bonus pool are changed from year to year at the discretion of the Board or the Compensation and Nominating Committee. In fiscal 2004, the annual bonus was targeted at 50% of the executive's salary for all executives except the chief executive officer. The chief executive officer was eligible for an annual bonus targeted at 60% of his salary. The amount of the bonus the executives were eligible to receive was based on a payout matrix with a 100% payout upon attaining a comparable store sales goal of between 2.0% and 3.1% and a pre-bonus operating income goal of between $18.5 million and $19.3 million. There were no bonuses awarded in fiscal 2004.

        Long-Term Incentive Compensation.    The Company's executive compensation program also includes long-term incentives, which currently are limited to stock options. The purpose of long term incentives is to align an executive's compensation with an executive's contribution to the success of the Company in creating stockholder value. The Compensation and Nominating Committee believes that long-term compensation provides incentives that encourage the executive officers to own and hold the Company's stock and ties their long-term economic interests directly to those of the Company's stockholders. During fiscal 2004, the Compensation Committee granted options to purchase an aggregate of 625,915 shares to selected individuals employed by the Company. This amount included two options to purchase an aggregate of 78,200 shares of Common Stock granted to J. Edward McEntire, two options to purchase an aggregate of 73,700 shares of Common Stock granted to David J. Workman, two options to purchase an aggregate of 46,000 shares of Common Stock granted to William J. Pearse, two options to purchase an aggregate of 37,000 shares of Common Stock granted to each of Alan E. Kessock and Neal A. Bobrick, and two options to purchase an aggregate of 18,800 shares of Common Stock granted to William J. Pearse, III.

        Chief Executive Officer Compensation.    The compensation package of J. Edward McEntire, the Company's former Chief Executive Officer, was determined in accordance with the principles described above. In fiscal 2004, Mr. McEntire received a base salary of $383,000. Effective April 6, 2003, the Nominating and Compensation Committee increased Mr. McEntire's annual salary to $425,000. The Compensation and Nominating Committee also approved a grant of two options to purchase an aggregate of 78,200 shares of Common Stock to Mr. McEntire in fiscal 2004.

        David J. Workman was promoted to President and Chief Executive Officer, effective January 1, 2004, following the retirement of J. Edward McEntire. Mr. Workman's compensation package was also determined in accordance with the principles described above. In fiscal 2004, Mr. Workman received a base salary of $390,000. Effective April 6, 2003, the Nominating and Compensation Committee increased Mr. Workman's annual salary to $400,000. The Compensation and Nominating Committee also approved a grant of two options to purchase an aggregate of 73,700 shares of Common Stock to Mr. Workman in fiscal 2004.

        In addition, each of Mr. McEntire and Mr. Workman received a car allowance and benefits generally available to the Company's employees in fiscal 2004. Each of Mr. McEntire's and Mr. Workman's eligibility for bonus was based upon the same measurements of the Company's performance as the other officers under the Company's bonus plan. Neither Mr. McEntire nor Mr. Workman received a performance bonus for fiscal 2004.

        The Compensation and Nominating Committee approved Messrs. McEntire's and Workman's total compensation based on the following factors, which are listed in the order of importance to the Compensation Committee: (1) the desire to attract and retain the best available executive talent and to encourage the highest level of executive performance to continue to serve the best interests of the Company and its stockholders; and (2) the levels of compensation paid to executive officers by other companies in the retail industry as determined from published compensation surveys.

Ultimate Electronics, Inc. Compensation and Nominating Committee Larry D. Strutton Randall F. Bellows

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those acts.

Audit Committee Report

        In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Audit Committee has adopted, and annually reviews, the Audit Committee Charter outlining the practices it follows. The Audit Committee held eleven meetings during fiscal 2004, including one action by written consent.

        The Audit Committee recommended to the Board the engagement of Ernst & Young LLP as the Company's independent auditors for the year ended January 31, 2004 and reviewed with the Company's financial managers and Ernst & Young LLP, overall audit scopes and plans, the results of audit examinations, evaluations by the auditors of the Company's internal controls, and the quality of the Company's financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditor for fiscal 2005, the Audit Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at their annual meeting, to ratify the Audit Committee's selection of the independent auditor.

        In performing its functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company's quarterly and annual reporting on Forms 10-Q and 10-K, respectively, prior to filing with the SEC. The Audit Committee holds meetings with management to discuss quarterly sales and earnings announcements in advance of their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

        The Audit Committee also reviewed and discussed the interim financial information contained in each quarterly earnings announcement and the audited financial statements for the fiscal year ended 2004 with management and Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by the Statements on Auditing Standards No. 61, Communication with Audit Committees, and No. 90, Audit Committee Communications, each as may be modified or supplemented, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discussed with Ernst & Young LLP the independence of such auditors.

        Based on the above-referenced review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and that Ernst & Young LLP be selected as the Company's independent auditors for the fiscal year ending January 31, 2005.

        During fiscal 2004, the Audit Committee met with consultants hired by the Company to evaluate the Company's new management information system. The Audit Committee also approved the hiring of consultants to assist the Company with its review of and report on its internal controls over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404 of Sarbanes-Oxley"). Finally, the Audit Committee received periodic updates from internal audit.

Audit Committee of Ultimate Electronics, Inc. Randall F. Bellows Clarence D. Hein Larry D. Strutton

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those acts.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the shares of our Common Stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of January 31, 2004, including the Original Employee Plan, the Directors' Plan, the 1997 Equity Incentive Plan, Amended and Restated 2000 Equity Incentive Plan, and the Employee Stock Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options (#)	(b) Weighted- average exercise price of outstanding options ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)		(d) Total securities reflected in columns (a) and (c) (#)
Equity compensation plans approved by security holders:
Original Employee Plan	15,952	3.00	—		15,952
Directors' Plan	10,000	9.56	—		10,000
1997 Equity Incentive Plan	285,272	8.53	—		285,272
Amended and Restated 2000 Equity Incentive Plan	1,005,201	16.30	1,935,800		2,941,001
Employee Stock Purchase Plan	—	—	1,678,294	(1)	1,678,294
Equity compensation plans not approved by security holders(2)	4,000	18.14	—		4,000

Total	1,320,425		3,614,094		4,934,519

(1)
Of the 1,678,294 shares available for issuance under the Employee Stock Purchase Plan, 594,741 shares are authorized for issuance as of January 31, 2004.

(2)
An option to purchase 4,000 shares was granted to a new director upon his election to the Board in November 2002. This option was granted outside the Amended and Restated 2000 Equity Incentive Plan.

Performance Graph

        The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock with the cumulative return on the Nasdaq U.S. Stock Market Index and the Nasdaq Retail Trade Stock Index from January 31, 1999 to January 31, 2004. The graph assumes that $100 was invested in each category on the last trading day of January 1999 and that dividends, if any, were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN
AMONG ULTIMATE ELECTRONICS, INC., THE NASDAQ U.S. STOCK MARKET
INDEX AND THE NASDAQ RETAIL TRADE STOCK INDEX

        Corresponding index values and Common Stock price values are given below. The dates in such table are utilized because they correspond with the last trading day of the Company's fiscal years in each relevant year.

Last Trading Day of Fiscal Year Ended	Ultimate Electronics, Inc. Index	Nasdaq U.S. Stock Market Index	Nasdaq Retail Trade Stocks Index	Ultimate Electronics, Inc. Closing Stock Price
January 31, 1999	$273.72	$156.42	$122.27	$9.06
January 31, 2000	525.07	239.94	102.01	17.38
January 31, 2001	944.11	171.52	77.25	31.25
January 31, 2002	873.41	120.32	91.26	28.91
January 31, 2003	273.72	83.02	73.51	9.06
January 31, 2004	216.31	82.51	88.13	7.16

        This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those acts.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding beneficial ownership of Common Stock and options to purchase Common Stock exercisable within 60 days of April 1, 2004 held by (i) each person or group of persons known by the Company to own beneficially five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Outstanding
Wellington Management Company, LLP(3)	1,573,500	10.7%
T. Rowe Price Associates, Inc.(4)	1,430,960	9.7%
Kornitzer Capital Management, Inc.(5)	1,015,250	6.9%
Thomas R. Hoffman, Trustee(6)	906,810	6.2%
William J. Pearse(7)	1,816,657	12.2%
David J. Workman(8)(9)	162,894	*
Alan E. Kessock(8)(9)	68,094	*
Robert W. Beale(8)(9)	34,000	*
Randall F. Bellows(8)(9)	32,000	*
Clarence D. Hein(8)(9)	8,200	*
John Douglas Morton	0	*
Larry D. Strutton(8)(9)	12,000	*
Neal A. Bobrick(8)(9)	27,948	*
William J. Pearse, III(8)(9)	27,315	*
Edward J. McEntire(8)(9)	194,335	*
All directors and executive officers as a group (11 persons)(10)	2,217,002	14.7%

*
Indicates less than 1.0%

(1)
The address of each of such persons, unless otherwise noted, is c/o Ultimate Electronics, Inc., 321 West 84th Avenue, Suite A, Thornton, Colorado 80260.

(2)
All shares are shares of Common Stock.

(3)
Based on information reported by Wellington Management Company, LLP in its Schedule 13G filed with the SEC on January 9, 2004. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(4)
Based on information reported by T. Rowe Price Associates, Inc. in its Schedule 13G filed with the SEC on February 11, 2004. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)
Based on information reported by Kornitzer Capital Management, Inc. in its Schedule 13G filed with the SEC on February 13, 2004. The address for Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.

(6)
Based on information reported by Thomas R. Hoffman in his Schedule 13G filed with the SEC on February 27, 2003. Thomas R. Hoffman of SKB Business Services, 6530 South Yosemite, Greenwood Village, Colorado 80111, is the trustee of the various Pearse family trusts with sole voting and dispositive power over the shares held in the trusts.

(7)
Based on information reported by William J. and Barbara A. Pearse in their Schedule 13G filed with the SEC on February 20, 2004. Amount includes 23,667 shares of the Company's Common Stock subject to options exercisable within 60 days of April 1, 2004. Mr. Pearse holds 1,792,990 shares in joint tenancy with his spouse.

(8)
Includes shares underlying options exercisable within 60 days of April 1, 2004 as follows: Workman (68,231 shares), Kessock (59,975 shares), Beale (32,000 shares), Bellows (22,000), Hein (8,000 shares), Strutton (12,000 shares), Bobrick (21,832 shares), Pearse III (21,501), and McEntire (73,487 shares).

(9)
The percentage of shares owned is based on 14,826,970 shares of Common Stock outstanding as of April 1, 2004. In presenting shares beneficially owned and in calculating each holder's percentage ownership, only options exercisable by such person within 60 days of April 1, 2004 and not options exercisable by any other person are deemed to be outstanding.

(10)
Includes 293,438 shares of Common Stock underlying options exercisable within 60 days of April 1, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Leases and Real Property.    The Company leases its store in Colorado Springs, Colorado from Pearse Investment Company, L.L.L.P., an entity controlled by William J. Pearse, Chairman and a significant stockholder of the Company. The Company has extended the term of the lease to July 1, 2005, and the lease can be cancelled by the Company with nine months notice to the landlord. The Company paid $128,400 in lease payments during fiscal 2004 for the property. In addition, the Company is responsible for all real property taxes and insurance premiums on the property.

        The Company also leases its store in Fort Collins, Colorado from Pearse Investment Company, L.L.L.P. The lease is for a term of 15 years and expires in April 2005. The rent increases annually at a rate equal to the lesser of (i) $6,000 or (ii) an amount based upon the increase, if any, over the prior year in the Denver Consumer Price Index. The Company paid $165,528 in lease payments during fiscal 2004 for the property. The Company is also responsible for all real property taxes and insurance premiums on the property.

        During the fiscal year ended January 31, 2001, the Company purchased land and constructed a retail building in a new location in Colorado Springs, Colorado. The new store opened in November 2000. In February 2001, the Company sold the land and the building to Pearse Investment Company, L.L.L.P. for $4.5 million and at no gain or loss to the Company. The Company also entered into a lease for a term of 15 years at an annual base rent of $427,500. Effective March 1, 2006 and March 1, 2011, the annual base rent increases to $470,265 and $517,272, respectively. The Company paid $427,500 in lease payments during fiscal 2004 for the property. The Company is responsible for all real property taxes and insurance premiums on the property. The disinterested directors of our Board approved this sale and leaseback transaction.

        Although the Company did not obtain independent appraisals in connection with these transactions, the Company believes that the terms of all of the foregoing transactions were better for the Company than the terms that it would have obtained with independent third parties. All future transactions with Pearse Investment Company, L.L.L.P. or any other affiliate of the Company will be subject to the approval of the Audit Committee and will be on terms believed by the Audit Committee to be no less favorable to the Company than those available from unaffiliated third parties.

        Employment.    The Company employs William J. Pearse, III, the son of William J. and Barbara A. Pearse, as Senior Vice President—Marketing and Merchandising. In fiscal 2004, Mr. Pearse III's total compensation from the Company was $168,000. The Company employs Daniel N. Workman, the brother of David J. Workman, as a Regional Sales Manager. In fiscal 2004, Mr. Workman's total compensation from the Company was $128,000.

        Consulting Agreement.    Effective February 1, 2004, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Beale International, Inc., a Colorado corporation ("Beale International"), of which Robert W. Beale, one of the Company's non-employee directors, is the President. Under the Consulting Agreement, Beale International has agreed to recruit candidates for certain key management positions for the Company, as designated by the Company. Pursuant to the Consulting Agreement, the Company shall pay Beale International $54,960 per year, payable in equal monthly installments of $4,580, in addition to any reimbursements for reasonable business and travel expenses. The Consulting Agreement has a term of three years, with an automatic renewal for an additional one year, and includes customary proprietary rights assignment and confidentiality provisions.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended January 31, 2004. Upon recommendation of the Audit Committee, the Board has appointed Ernst & Young LLP to serve for the current fiscal year ending January 31, 2005. The Board is requesting ratification by the stockholders of Ernst & Young LLP's appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

        In the event this proposal is defeated, the vote will be considered as a direction to the Board to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of a fiscal year, Ernst & Young LLP's appointment for the 2005 fiscal year will be permitted to stand unless the Board finds other reasons for making a change.

        Services to be performed by Ernst & Young LLP for the 2005 fiscal year will include, audit of the Company's annual financial statements, limited reviews of quarterly financial statements and consultation in connection with various financial reporting and accounting matters. In addition, Ernst & Young LLP audits the Company's 401(k) Retirement Plan.

        Ratification of Ernst & Young LLP's appointment requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by properly executed proxy, and entitled to vote.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

Independent Auditors

        General.    Ernst & Young LLP served as independent auditors for the purpose of auditing the Company's consolidated financial statements for the fiscal year ended January 31, 2004 and will continue to serve as the Company's independent auditors for the fiscal year ending January 31, 2005.

        The Company incurred the following fees for services performed by Ernst & Young LLP during fiscal 2004:

Fiscal Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total Fees
2004	$297,479	$15,600	$0	$2,500	$315,579

Audit related fees include fees for the Company's 401(k) plan audit. All other fees include fees for consultations related to Section 404 of Sarbanes-Oxley.

        The Company incurred the following fees for services performed by Ernst & Young LLP during fiscal 2003:

Fiscal Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total Fees
2003	$260,000	$15,000	$55,220	$2,300	$332,586

Audit fees for 2003 include $75,921 in fees related to the Company's registration statements on Forms S-3 and S-8 filings. Audit related fees include fees for the Company's 401(k) plan audit. All other fees include fees for consultations related to Section 404 of Sarbanes-Oxley.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        The Audit Committee has established a policy requiring pre-approval of all audit engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and all permissible non-audit services performed by the independent auditors. Such services may be approved at a meeting of the Audit Committee or by the Chairman of the Audit Committee, provided that the Chairman present any such pre-approvals to the Audit Committee at each of its scheduled meetings.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for stockholder action at the Company's 2005 Annual Meeting of Stockholders. The Company must receive such proposals no later than January 31, 2005 to be considered for inclusion in the proxy statement and proxy relating to the 2005 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Ultimate Electronics, Inc., 321 West 84th Avenue, Suite A, Thornton, Colorado 80260.

        Stockholder proposals for the 2005 Annual Meeting of Stockholders that are submitted to the Company prior to March 26, 2005 may be voted on at the 2005 Annual Meeting of Stockholders. All proposals received after March 26, 2005 will be considered untimely. The Company's bylaws contain additional procedures to be followed for stockholder action, including the nomination of directors.

OTHER MATTERS

        The Board is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If other matters are presented properly to the stockholders for action at the Annual Meeting or any postponements or adjournments thereof, then the proxy holders named in the proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Appendix A

ULTIMATE ELECTRONICS, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

as amended and restated May 27, 2003

PURPOSE

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Ultimate Electronics, Inc., a Delaware corporation (the "Company"). This charter specifies the scope of authority and responsibility of the Committee. The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities, primarily through:

  •
  overseeing management's conduct of the Company's financial reporting process and systems of internal accounting and financial controls;

  •
  monitoring the independence and performance of the Company's outside auditors; and

  •
  providing an avenue of communication among the outside auditors, management and the Board.

COMPOSITION

        1.     The Committee shall have at least three (3) members at all times, each of whom must be independent of management, as well the Company and each of its affiliates. A member of the Committee shall be considered independent if

          (a)   he or she is not an employee of the Company;

          (b)   he or she does not receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its affiliates other than in connection with serving on the Committee or as a member of the Board;

          (c)   he or she was not, at anytime during the past three years, a partner or employee of the Company's current or former outside auditor who worked on the Company's audit during such three year period;

          (d)   he or she is not an "affiliated person" as defined by rules of the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market ("Nasdaq");

          (e)   he or she meets all other requirements for independence imposed by law, including but not limited to SEC and Nasdaq rules.

        2.     All members of the Committee shall have a practical knowledge of finance and accounting and be able to read and understand fundamental financial statements at the time of their respective appointments to the Committee. In addition, members may be required to participate in continuing education if required by SEC or Nasdaq rules.

        3.     At least one member of the Committee shall be a "financial expert" as defined by SEC and Nasdaq rules.

        4.     Each member of the Committee shall be appointed by the Board and shall serve until the earlier to occur of the date on which he or she shall be replaced by the Board, resigns from the Committee, or resigns from the Board.

MEETINGS

        1.     The Committee shall meet as frequently as circumstances dictate, but no less than four times annually. The Board shall name a chairperson of the Committee, who shall prepare and/or approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

        2.     The Committee shall, through its chairperson, report regularly to the Board following the meetings of the Committee, addressing such matters as the quality of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the outside auditors, the performance of the internal audit function or other matters related to the Committee's functions and responsibilities.

RESPONSIBILITIES AND DUTIES

        The Committee's principal responsibility is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing and/or reviewing those financial statements. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

        The Committee's specific responsibilities are as set forth on the attached checklist.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

WHEN PERFORMED
		Quarterly	Annually	As Needed
A. General
A1.
	The Committee shall, with the assistance of management, the outside auditors and legal counsel, as the Committee deems appropriate, review and evaluate, at least annually, this charter. The Committee shall then report and make recommendations to the Board with respect to the changes, if any, which it believes are necessary or appropriate.		X	X
A2.
	The Committee shall include the current charter in the proxy statement for the Company's annual meetings of stockholders at least once every three years or as often as may otherwise be prescribed by SEC or Nasdaq rules.			X
A3.	The Committee shall prepare annual reports of the Committee for inclusion in the proxy statements for the Company's annual meetings as required by SEC and Nasdaq rules.		X
A4.
	The Committee shall, in addition to the performance of the duties described in this charter, undertake such additional responsibilities as from time to time may be delegated to it by the Board, required by the Company's charter or bylaws or required by law, including but not limited to federal securities laws and SEC or Nasdaq rules; or deemed to be reasonably necessary, in the Committee's discretion, in order to carry out the duties prescribed by this charter.			X

A5.
	The Committee is empowered to retain, at the Company's expense, independent counsel, accountants or others for such purposes as the Committee, in its sole discretion, determines to be appropriate to carry out its responsibilities.		X
B. Internal Controls and Risk Assessment
B1.	The Committee shall review annually, with management and the outside auditors, if deemed appropriate by the Committee, the internal audit budget, staffing and audit plan.	X
B2.
	The Committee shall review annually, with management and the outside auditors, if deemed appropriate by the Committee, material findings of internal audit reviews and management's response, including any significant changes required in the internal auditor's audit plan or scope and any material difficulties or disputes with management encountered during the course of the audits.	X
B3.
	The Committee shall review annually, with management and the outside auditors, if deemed appropriate by the Committee, the effectiveness of or weaknesses in the Company's internal controls, including computerized information system controls and security, the overall control environment and accounting and financial controls.	X
B4.
	The Committee shall obtain from the outside auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review the correction of controls deemed to be deficient.	X	X
B5.	The Committee shall review management's annual report on effectiveness of internal controls and procedures for financial reporting and the auditor's attestation of such report.	X
B6.
	The Committee shall review the appointment, performance and replacement of the senior internal auditing executive, and the activities, organizational structure and qualifications of the persons responsible for the internal audit function.	X	X
B7.	The Committee shall establish procedures for:		X
(a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and
(b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

B8.
	The Committee shall review major financial risk exposures and the guidelines and policies that management has put in place to govern the process of monitoring, controlling and reporting such exposures.			X
B9.	The Committee shall review all material written communication between the outside auditors and management, including all management representation letters.			X
B10.	The Committee shall establish procedures that address the forfeiture of bonuses for the CEO and CFO in the case of financial statement restatement due to material noncompliance due to misconduct.		X	X
B11.	The Committee shall meet alone with the Company's CFO at least annually to discuss any matter the Committee deems appropriate.		X	X
C. Outside Auditors; Their Performance and Independence
C1.
	The outside auditors are ultimately accountable to the Board and the Committee, as the representatives of the stockholders of the Company, but shall report to the Committee. The Committee shall be directly responsible for the engagement and termination (subject, if applicable, to stockholder ratification), compensation and oversight of the work of any independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or related work. The Committee shall select any such outside auditors, which selection may then be submitted by the Board to the stockholders for approval in any proxy statement.		X	X
C2.	The Committee shall confer with the outside auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries.		X
C3.	The Committee shall review the scope, plan and procedures to be used on the annual audit, as recommended by the outside auditors.		X
C4.	The Committee shall review the results of the outside auditors' audit of the Company's annual financial statements, accompanying footnotes and its report thereon.		X
C5.	The Committee shall review the results of any significant changes required in the outside auditors' audit plans or scope.		X
C6.
	The Committee shall review the results of any material differences or disputes with management encountered during the course of the audit or reviews (the Committee to be responsible for overseeing the resolution of such differences and disputes).	X	X	X

C7.	The Committee shall review any material management letter comments and management's responses to recommendations made by the outside auditors in connection with the audit.		X	X
C8.
	The Committee shall discuss alternative treatments of financial information under generally accepted accounting principles, the ramifications of each treatment and the method preferred by the Company's outside auditors.	X	X
C9.	The Committee shall review the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit.		X
C10.	The Committee shall authorize the outside auditors to perform such supplemental reviews or audits as the Committee may deem desirable.			X
C11.	The Committee shall obtain from the outside auditors assurance that they have complied with Section 10A, as amended, of the Securities Exchange Act of 1934.			X
C12.	The Committee shall inquire into any accounting adjustments that were noted or proposed by the outside auditors but were "passed" as immaterial or otherwise.	X	X
C13.
	The Committee shall inquire as to any matters that were referred to the outside auditors' national office relating to accounting policies and/or financial statement disclosure within the Company's financial statements and, to the extent deemed appropriate, request an opportunity to address such issues directly with a representative of such national office.	X	X
C14.
	The Committee shall, at least annually, obtain and review a report by the independent auditors' describing: (a) the outside auditors' internal quality control procedures; and (b) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues.		X	X
C15.	The Committee shall pre-approve all engagement letters and fees for all audit and other services performed by the outside auditors.		X	X

C16.
	If and to the extent that non-audit services are proposed to be rendered to the Company by the outside auditors and those non-audit services are permissible under law, including SEC and Nasdaq rules, the Committee shall approve (and such approval must be obtained in advance) any engagement of the outside auditors to render such services. The Committee shall not approve the engagement of the outside auditors to render non-audit services prohibited by law or rules and regulations promulgated by the SEC. The Committee shall consider whether the provision of non-audit services is compatible with maintaining the outside auditors' independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the outside auditors to review any advice rendered by the outside auditors in connection with the provision of non-audit services. The Committee may delegate pre-approval authority to a member of the Committee or a subcommittee of the Committee. In such case, the member or subcommittee to whom such authority is delegated shall report any such approvals to the Committee at or prior to its next meeting.		X
C17.
	The Committee shall receive from the outside auditors on a periodic basis a formal written statement delineating all relationships between the outside auditors and the Company, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may impact the objectivity and independence of the outside auditors, and other applicable standards. The statement shall include a description of all services provided by the outside auditors and the related fees. The Committee shall actively engage in a dialogue with the outside auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and shall evaluate, after gathering information from management, and other Board members, the performance of the outside auditors and shall take any action which it deems necessary and appropriate to satisfy itself of the independence of the outside auditors.	X	X
C18.	The Committee shall approve the hiring of current or former employees or partners of the outside auditors.		X
C19.	The Committee shall require a rotation of the outside auditors' lead audit partner no less than every five years.		X

D. Financial Reporting
D1.
	The Committee shall review and discuss with the outside auditors and management the Company's audited annual financial statements that are to be included in the Company's annual report on Form 10-K and the outside auditors' opinion with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application of such accounting principles; and determine whether to recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K for filing with the SEC.		X
D2.
	The Committee shall review and discuss with the outside auditors and management, and require the outside auditors to review, the Company's interim financial statements to be included in the Company's quarterly reports on Form 10-Q prior to filing such reports with the SEC.	X	X
D3.
	The Committee shall review and discuss the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves and the Company's accounting principles.	X	X
D4.	The Committee shall review and discuss all critical accounting policies identified to the Committee by the outside auditors.	X	X
D5.
	The Committee shall review and discuss major changes to the Company's accounting principles and practices, including those required or proposed by professional or regulatory pronouncements and actions, as brought to its attention by management and/or the outside auditors.	X	X
D6.
	The Committee shall review and discuss material questions of choice with respect to the appropriate accounting principles and practices to be used in the preparation of the Company's financial statements, as brought to its attention by management and/or the outside auditors.	X	X
D7.
	The Committee shall review and discuss with the outside auditors and management the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in any annual or quarterly report, or other report or filing filed with the SEC.	X	X
D8.	The Committee shall review all earnings press releases of the Company, as well as financial information and earnings guidance, if any, provided by the Company to analysts and rating agencies.	X	X	X

D9.
	The Committee shall approve any transaction involving the Company and any related party in which the parties' relationship could enable the negotiation of terms on other than an independent, arms'-length basis.			X
D10.
	The Committee shall discuss with the outside auditors any item not reported as a contingent liability or loss in the Company's financial statements as a result of a determination that such item does not satisfy a materiality threshold. The Committee shall review with the outside auditors the quantitative and qualitative analysis applied in connection with such assessment of materiality, including, without limitation, the consistency of such assessment with the requirements of SEC Staff Accounting Bulletin No. 99.	X	X
D11.
	The Committee shall review and consider other matters in relation to the financial affairs of the Company and its accounts, and in relation to the audit of the Company as the Committee may, in its discretion, determine to be advisable.			X
D12.
	The Committee shall meet at least annually with management and the outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.		X	X
E. Compliance with Laws, Regulations and Policies
E1.
	The Committee shall review with management actions taken to ensure compliance with any code of ethics or conduct for the Company established by the Board. The Committee shall review conduct of executive officers and directors alleged to be in violation or potential violation of such code and, in appropriate instances, grant a waiver of the relevant provisions of the code for specific individuals. The Committee may direct the Company to take remedial, disciplinary or other measures against executive officers and directors who have violated the code and to promptly make appropriate public disclosure of any waiver of, or change in, the code applicable to executive officers or directors			X
E2.	The Committee shall review with the Company's legal counsel any legal compliance matters that could have a significant, adverse impact on the Company's financial statements.			X
E3.
	The Committee shall periodically review the rules promulgated by the SEC and Nasdaq relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.			X
E4.	The Committee shall review any issues raised by the SEC and other applicable regulatory agencies and the Company's responses thereto.			X

ULTIMATE ELECTRONICS, INC.

Annual Meeting of Stockholders

June 23, 2004
9:00 a.m.

Ultimate Electronics, Inc.
321 West 84th Avenue, Suite A
Thornton, Colorado 80260

Ultimate Electronics, Inc. 321 West 84th Avenue, Suite A Thornton, Colorado 80260	Proxy

This proxy is being solicited by the Board of Directors for use at the Annual Meeting to be held at 9:00 a.m., Mountain Time, on June 23, 2004, at the Company's corporate office.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" the election of each nominee for director and "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors.

By signing the proxy, you revoke all prior proxies and appoint William J. Pearse, David J. Workman, and Alan E. Kessock, or any of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments or postponements thereof, with all powers that you would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said proxy.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

SEE REVERSE SIDE FOR THE PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

See Reverse Side—Continued and to be Signed on Reverse Side

V    Please detach here    V

The Board of Directors recommends a Vote "FOR" the election of each nominee for director and "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors.

1. Election of Directors:	01 Robert W. Beale	02 Alan E. Kessock	03 John Douglas Morton
☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Ratification of appointment of Ernst & Young LLP as independent auditors.	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
Such other business as may properly come before the meeting or any postponements or adjournments thereof. (Proxies are authorized to vote in their discretion upon any other business as may properly come before the meeting.)
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐		Dated:					, 2004
Signature(s) in Box (if there are co-owners, both must sign)

        This proxy should be dated and signed by the stockholder or his or her attorney authorized in writing or in any other manner permitted by law. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 23, 2004
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS JUNE 23, 2004
GENERAL INFORMATION
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in the Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
EQUITY COMPENSATION PLAN INFORMATION
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
ULTIMATE ELECTRONICS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS as amended and restated May 27, 2003
AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES